UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Provident Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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830 Bergen Avenue

Jersey City, New Jersey 07306

March 11, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on April 22, 2010, at 10:00 a.m., local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. Your board of directors has determined that an affirmative vote on each of these matters to be considered at the Annual Meeting is in the best interests of Provident Financial Services, Inc. and its stockholders and unanimously recommends a vote “FOR” each of these matters.

Your vote is very important regardless of the number of shares you own. We urge you to complete, sign and return the enclosed Proxy Card as soon as possible, or to vote by Internet or telephone as described on your Proxy Card, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., we thank you for your continued support.

Sincerely,

Paul M. Pantozzi

Chairman

830 Bergen Avenue

Jersey City, New Jersey 07306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2010 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 22, 2010, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	To elect three persons to serve as directors of Provident Financial Services, Inc., each for a three-year term.

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Provident Financial Services, Inc. for the year ending December 31, 2010.

3.	To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. has fixed March 2, 2010 as the record date for determining the stockholders entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. unanimously recommends that you vote “FOR” each of the nominees for director listed in the Proxy Statement and “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010.

Please complete, sign and mail the enclosed Proxy Card promptly in the enclosed postage-paid envelope. You may also vote by Internet or telephone as described on your Proxy Card. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

John F. Kuntz, Esq.

Corporate Secretary

Jersey City, New Jersey

March 11, 2010

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2010—This Proxy Statement and Provident’s 2009 Annual Report to Stockholders are each available at http://www.cfpproxy.com/5429.

PROVIDENT FINANCIAL SERVICES, INC.

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 22, 2010

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to stockholders of Provident Financial Services, Inc. (“Provident”) in connection with the solicitation of proxies by the board of directors of Provident for use at the 2010 Annual Meeting of Stockholders. The Annual Meeting will be held on April 22, 2010, at 10:00 a.m., local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey. The term “Annual Meeting” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated March 11, 2010 and is first being mailed to stockholders of Provident on or about March 15, 2010.

The 2010 Annual Meeting of Stockholders

Date, Time and Place	Provident will hold its Annual Meeting of Stockholders on April 22, 2010, 10:00 a.m., local time, at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date	March 2, 2010.

Shares Entitled to Vote	60,352,314 shares of Provident common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of three directors and the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2010.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The ratification of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Provident’s Board of Directors

Recommends You Vote in Favor of

the Proposals	The Provident board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2010.

Provident	Provident, a Delaware corporation is the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operated 82 full-service banking offices in northern and central New Jersey at December 31, 2009. Provident had $6.84 billion in total assets at December 31, 2009. Provident’s principal executive offices are located at 830 Bergen Avenue, Jersey City, New Jersey 07306. Provident’s telephone number is (201) 333-1000.

Who Can Vote

The Provident board of directors has fixed March 2, 2010 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Provident common stock at the close of business on such date will be entitled to vote at the Annual Meeting. On March 2, 2010, 60,352,314 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 5,992 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Provident common stock outstanding on March 2, 2010 will be entitled to one vote for each share held of record. However, Provident’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of Provident common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors and ratify the appointment of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2010.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You may also be asked to vote on a proposal to adjourn the Annual Meeting. Provident could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three nominees for director and “FOR” the ratification of the appointment of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2010.

Stockholders of record can vote in person at the Annual Meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote in person at the Annual Meeting.

The board of directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, Provident intends that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in the Proxy Card in their best judgment.

Participants in Provident Benefit Plans

If you are a participant in The Provident Bank Employee Stock Ownership Plan or The Provident Bank 401(k) Plan, or any other benefit plans through which you own shares of Provident common stock, you will have received with this Proxy Statement voting instruction forms that reflect all shares you may vote under the plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Provident common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. The deadline for returning your voting instructions is April 15, 2010.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Provident common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The ratification of the appointment of the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

830 Bergen Avenue

Jersey City, New Jersey 07306

Attention: John F. Kuntz, Esq.

  Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Provident will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of Provident common stock and secure their voting instructions, if necessary. Provident will reimburse such holders of record for their reasonable expenses in taking those actions. Provident has also made arrangements with Laurel Hill Advisory Group, LLC to assist Provident in soliciting proxies and has agreed to pay them a fee of $8,500 plus reasonable expenses for their services. If necessary, Provident may also use several of its employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Householding

Unless Provident has received contrary instructions, Provident has sent a single copy of these proxy materials to any household at which one or more stockholders reside if Provident believes the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce Provident’s expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•

If your shares are registered in your own name, contact Provident’s transfer agent and inform them of your request to revoke householding by calling them at 1-800-368-5948 or by writing them at Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attention: Investor Relations Department. Future proxy mailings will then be mailed to each individual stockholder.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Provident’s independent registered public accounting firm for the year ending December 31, 2010.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Provident common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table sets forth, as of March 2, 2010, certain information as to the shares of Provident common stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Provident common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of Provident common stock as of March 2, 2010. For purposes of the following table and the table included under the heading “Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of common stock: (i) over which he or she has, or shares, directly or indirectly, voting or investment power; or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after March 2, 2010.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding (1)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee	4,647,808	(2)	7.7%
801 Warrenville Road Lisle, Illinois 60532

Dimensional Fund Advisors LP	5,089,831	(3)	8.4%
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746

BlackRock, Inc.	3,676,278	(4)	6.1%
40 East 52nd Street New York, New York 10022

(1)	Based on 60,352,314 shares of Provident common stock outstanding as of March 2, 2010.

(2)	This information is based on Amendment No. 6 to Schedule 13G filed with the Securities and Exchange Commission on February 5, 2010 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 3,607,811 shares of Provident common stock; (ii) shared power to vote or direct the vote of 1,039,997 shares of Provident common stock; and (iii) sole power to dispose or direct the disposition of 4,647,808 shares of Provident common stock.
(3)	This information is based on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010 by Dimensional Fund Advisors LP.
(4)	This information is based on Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 by BlackRock, Inc.

Management

The following table sets forth information about shares of Provident common stock owned by each nominee for election as director, each incumbent director whose term will continue following the Annual Meeting, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 2, 2010.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly (1)	Options Exercisable within 60 days	Beneficial Ownership		Percent of Class (2)	Unvested Stock Awards included in Beneficial Ownership
NOMINEES

Thomas W. Berry	Director	31,000	13,000	44,000		*	6,000
Frank L. Fekete	Director	69,550	164,000	233,550	(3)	*	6,000
Thomas B. Hogan Jr.	Director	5,500	—	5,500		*	5,500

INCUMBENT DIRECTORS
Laura L. Brooks	Director	13,808	7,400	21,208		*	6,000
Geoffrey M. Connor	Director	76,382	164,000	240,382	(4)	*	6,000
Carlos Hernandez	Director	61,534	164,000	225,534	(5)	*	6,000
William T. Jackson	Director	94,814	164,000	258,814	(6)	*	6,000
Katharine Laud	Director	48,304	3,200	51,504	(7)	*	6,000
Christopher Martin	Director, President and Chief Executive Officer	342,444	56,888	399,332	(8)	*	13,994
Arthur McConnell	Director	96,473	164,000	260,473		*	6,000
Edward O’Donnell	Director	84,742	164,000	248,742	(9)	*	6,000
Jeffries Shein	Director	772,447	13,000	785,447	(10)	1.3%	6,000

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Donald W. Blum**	Executive Vice President and Chief Lending Officer	47,766	104,650	152,416		*	17,053
John F. Kuntz	General Counsel and Corporate Secretary	46,675	104,230	150,905	(11)	*	15,443
Thomas M. Lyons	Senior Vice President and Chief Financial Officer	38,344	21,022	59,366	(12)	*	8,497
Michael A. Raimonde**	Senior Vice President and Director of Retail Banking	15,617	9,416	25,033		*	9,328
All directors and executive officers as a group (24 persons)		2,659,944	2,761,150	5,421,094	(13)	8.6%	165,991

*	Less than 1%
**	Messrs. Blum and Raimonde are officers of The Provident Bank only.

(1)	The amounts shown for executive officers include shares held in the 401(k) Plan and shares allocated to the executive officer in the Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	109,596	4,722
Donald W. Blum	2,314	7,676
John F. Kuntz	—	7,458
Thomas M. Lyons	16,102	3,459
Michael A. Raimonde	1,961	506
All executive officers as a group (9 persons)	155,980	32,504

(2)	Based on 60,352,314 shares of Provident common stock outstanding as of March 2, 2010, plus the number of shares which such person or group of persons has the right to acquire within 60 days of March 2, 2010.
(3)	Includes 7,500 shares held by Mr. Fekete’s spouse, 10,000 shares held by a custodian for a retirement account for Mr. Fekete’s benefit, 2,000 shares held by Mr. Fekete’s spouse as custodian for his son, 1,000 shares held by his spouse as trustee of a trust for a relative and 2,000 shares held by Mr. Fekete’s adult daughter.
(4)	Includes 7,500 shares held by Mr. Connor in an individual retirement account.
(5)	Includes 1,450 shares held by Dr. Hernandez’ spouse in an individual retirement account.
(6)	Includes 1,100 shares held by Mr. Jackson’s spouse.
(7)	Includes 3,729 shares held by Ms. Laud’s spouse and 6,870 shares held by Ms. Laud in an individual retirement account.
(8)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.
(9)	Includes 3,000 shares held by Mr. O’Donnell in an individual retirement account.
(10)	Includes 23,026 shares held by Mr. Shein’s spouse and 383,819 shares held by Mr. Shein in the First Savings Bank Directors’ Deferred Fee Plan.
(11)	Includes 500 shares held by Mr. Kuntz’ spouse in an individual retirement account.
(12)	Includes 2,200 shares held by Mr. Lyons in an individual retirement account.
(13)

Includes shares owned by three current directors (Messrs. Collins (185,850 shares), Mulkerin (440,686 shares) and Pantozzi (1,350,415 shares or 2.2% of the total shares outstanding) who will retire from the board of directors following the Annual Meeting and shares owned by Ms. Niro (103,919 shares) who retired as Executive Vice President and Chief Financial Officer on September 29, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Provident common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The executive officers and directors of Provident and The Provident Bank, and beneficial owners of greater than 10% of Provident common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Provident common stock. The Securities and Exchange Commission rules require disclosure in the Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or greater than 10% beneficial owner of Provident common stock to file a Form 3, 4, or 5 on a timely basis. Based solely on a review of ownership reports and confirmations by executive officers and directors, Provident believes that during the year ended December 31, 2009, executive officers and directors timely filed all required stock ownership reports.

PROPOSAL I—ELECTION OF PROVIDENT DIRECTORS

General

Provident’s board of directors currently consists of 15 members and is divided into three classes, with one class of directors elected each year. Following the Annual Meeting, the number of members of the board of directors will be 12 due to director retirements.

Each of the members of the board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to the board of directors after reaching age 72. Three directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of the Governance/Nominating Committee, the board of directors nominated Thomas W. Berry, Frank L. Fekete and Thomas B. Hogan Jr. for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank. The stockholders previously elected Messrs. Berry and Fekete. Mr. Hogan was appointed to the boards of directors of Provident and The Provident Bank by the board of directors. There are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Provident’s current board of directors. At this time, the board of directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

PROVIDENT’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

The Board of Directors

Provident’s board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications who collectively have a strong knowledge of Provident’s business and markets and are committed to enhancing long-term value. The Governance/Nominating Committee is responsible for searching for director candidates that meet the evolving needs of the board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to the business of Provident, enhancement of the diversity of experience of the board, the candidate’s independence from conflict or direct economic relationship with Provident, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for independence under Provident’s Independence Standards and the New York Stock Exchange rules, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert. While the Governance/Nominating Committee does not have a formal policy respecting diversity on the board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the board of directors.

The following table sets forth certain information, as of March 2, 2010, regarding the nominees for election as directors and the incumbent directors whose terms will continue following the Annual Meeting, including the terms of office of each director.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Age	Director Since (1)		Expiration of Term
NOMINEES
Thomas W. Berry	Director	62	2005		2010
Frank L. Fekete	Director	58	1995		2010
Thomas B. Hogan Jr.	Director	64	2010		2010

INCUMBENT DIRECTORS
Laura L. Brooks	Director	57	2006		2011
Geoffrey M. Connor	Director	63	1996		2012
Carlos Hernandez	Director	60	1996		2011
William T. Jackson	Director	71	1974		2011
Katharine Laud	Director	51	2007	(2)	2011
Christopher Martin	Director, President and Chief Executive Officer	53	2005		2012
Arthur McConnell	Director	71	1990		2011
Edward O’Donnell	Director	59	2002		2012
Jeffries Shein	Director	70	2004	(3)	2012

(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly owned subsidiary of Provident.
(2)	Ms. Laud’s service as a director of First Morris Bank & Trust, acquired by Provident in 2007, commenced in 1997.
(3)	Mr. Shein’s service as a director of First Sentinel Bancorp, Inc. and First Savings Bank, acquired by Provident in 2004, commenced in 1985.

The business experience of each of Provident’s directors and persons nominated to be elected directors and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led the board of directors to conclude that each such person should serve as a director are as follows:

Thomas W. Berry. Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry was a founding director of Red Oak Bank, a New Jersey bank, which was acquired by another financial institution in 2005. He is a director of the Hyde and Watson Foundation and a trustee of Brown University. Mr. Berry is also a trustee of the North American Electric Reliability Corporation. Mr. Berry has considerable experience in investment banking and a strong knowledge of the capital markets, which are valuable to the board of directors in its assessment of Provident’s sources and uses of capital.

Laura L. Brooks. Ms. Brooks has served as Vice President-Risk Management and the Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Quantitative Finance Program at Rutgers University. Ms. Brooks’ extensive background provides the board of directors a valuable resource in its oversight of risk management matters.

Geoffrey M. Connor. Mr. Connor is retired. He previously was a partner of the international law firm of Reed Smith LLP where his practice concentrated on banking and corporate matters. Mr. Connor served as

Commissioner of the New Jersey Department of Banking from 1990 to 1994. His knowledge of bank regulatory and corporate law matters provides the board of directors an important perspective on corporate governance and regulatory compliance issues.

Frank L. Fekete. Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He has 34 years of public accounting experience, including supervision of audits of public companies. This experience benefits the board of directors in its oversight of financial reporting and disclosure issues.

Carlos Hernandez. Dr. Hernandez is President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served on many local not-for-profit boards and brings to the board of directors an extensive knowledge of local markets and the communities served by Provident.

Thomas B. Hogan Jr. Mr. Hogan is retired. He had a 40-year career with the international public accounting and consulting firm of Deloitte & Touche where he served as the chief operating officer of that firm’s northeast practice area prior to his retirement. He formerly served on the board of directors of Energy East Corporation before its acquisition by Iberdrola, SA in 2008. Mr. Hogan is a certified public accountant and his background in public accounting will enhance the board of director’s oversight of financial reporting and disclosure issues.

William T. Jackson. Mr. Jackson is retired. He previously served as Executive Director of Bayview/New York Cemetery located in Jersey City, New Jersey until January 2006. Mr. Jackson’s experience managing a local business and his knowledge of the local markets served by Provident provide the board of directors a unique perspective.

Katharine Laud. Ms. Laud is a former member of the board of directors of First Morris Bank & Trust where she was instrumental in the formation of that bank’s wealth management and trust business. She is Chief Financial Officer of Homeless Solutions, Inc., a provider of shelter and housing services to the homeless and working poor in Morris County, New Jersey and a developer of affordable housing. She has prior experience in investment management with two major banking companies. Ms. Laud’s investment management and wealth management experience provides the board of directors with additional insights into these business activities of Provident.

Christopher Martin. Mr. Martin has served as President and Chief Executive Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of The Provident Bank since January 2007, and he was President of Provident and The Provident Bank since July 2004. He formerly served as President and Chief Executive Officer of both First Sentinel Bancorp, Inc. and First Savings Bank since January 2003, and as a member of both boards of directors. Mr. Martin’s extensive banking experience and knowledge of local markets enhance the breadth of experience of the board of directors.

Arthur McConnell. Mr. McConnell is President of McConnell Realty, which owns and manages commercial and residential real estate, and is located in Atlantic Highlands, New Jersey. Mr. McConnell’s experience as a local businessman and his knowledge of real estate markets are of value to the board of directors.

Edward O’Donnell. Mr. O’Donnell is President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey. Prior to 1999, he was the Director and Executive Vice President of NPR, Inc. (Navieras), a transportation company located in Edison, New Jersey. He is a member of the management committee of North Bay Equity Partners, LLC, Miami, Florida and a trustee of Providence College. Mr. O’Donnell’s business experience in sales, marketing and the capital markets provides a broad business perspective to the board of directors.

Jeffries Shein. Mr. Shein is a former member of the board of directors of First Sentinel Bancorp, Inc. and First Savings Bank. He is a principal with JGT Management Co., LLC, a real estate management and investment company. Mr. Shein is a member of the boards of directors of Middlesex Water Company and Raritan Bay Medical Center. Mr. Shein’s real estate investment and management experience provides the board of directors an important perspective in its oversight of credit risk.

Executive Officers

The business experience of each of Provident’s executive officers who are not directors is as follows:

Donald W. Blum. Mr. Blum, age 53, has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001. Prior to that time, he was Senior Vice President, Real Estate Lending at Summit Bancorp.

Brian Giovinazzi. Mr. Giovinazzi, age 55, has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski. Ms. Krasowski, age 57, has been Senior Vice President and Chief Human Resources Officer of The Provident Bank since May 2006. She was Chief Human Resources Officer of Atlantic Bank of New York from January 2001 to April 2006. Prior to that time, she was with Dime Savings Bank as Senior Vice President and Benefits Director.

John F. Kuntz. Mr. Kuntz, age 54, has been General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President and General Counsel of The Provident Bank since May 2005. Prior to that time, he was Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons. Mr. Lyons, age 45, has been Senior Vice President and Chief Financial Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was First Vice President and Chief Accounting Officer of The Provident Bank since February 2005 and First Vice President, Finance of The Provident Bank since July 2004. He was formerly Executive Vice President and Chief Financial Officer of First Sentinel Bancorp, Inc. and First Savings Bank since 2003.

James D. Nesci. Mr. Nesci, age 37, has been Senior Vice President and Chief Wealth Management Officer of The Provident Bank since March 2009. Prior to that time, he served as Chief Operating Officer of National Wealth Management for Wilmington Trust Corporation.

Giacomo Novielli. Mr. Novielli, age 50, has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde. Mr. Raimonde, age 57, has been Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank since June 2006. Prior to that time, he was Senior Vice President, New York Retail Banking Division of Independence Community Bank.

Corporate Governance Matters

Provident is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

The board of directors of Provident meets quarterly, or more often as may be necessary. The board of directors met eight times in 2009. The board of directors currently maintains three standing committees: the Compensation Committee, the Audit Committee and the Governance/Nominating Committee. The board of directors of The Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the Provident board of directors and all committees of the board on which they served (during the period they served) in 2009. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2009. Provident has a policy requiring each director to attend the annual meeting of stockholders. All persons serving on the board of directors at the time of the annual meeting of stockholders held on April 22, 2009 attended the meeting.

Board Leadership Structure and Risk Oversight

The board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for Provident. The board of directors believes that the Chief Executive Officer is most knowledgeable about Provident’s business and corporate strategy and is in the best position to lead the board of directors, especially in relation to the oversight of corporate strategy formation and execution. Management accountability and the board’s independence from management is best served by maintaining a super majority of independent directors (following the Annual Meeting, Mr. Martin will be the sole management director), electing an independent Lead Director and maintaining standing board committees that are comprised of independent members and leadership. The Lead Director plays an important role on the board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least two times each year and advises the Chairman of the schedule for such executive sessions.

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With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman with timely feedback from the executive sessions where appropriate and oversees the preparation and timely distribution of minutes of the executive sessions.

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Acts as the principal liaison between the non-management directors and the Chairman on issues relating to the working relationship between the board and management, including providing input as to the quality, quantity and timeliness of information provided by management to the board in order to provide that the conduct of board meetings allows adequate time for discussion of appropriate issues and that appropriate information is made available to the board on a timely basis.

•	Provides input to the Chairman regarding board meeting agendas and meeting materials based on requests from the non-management directors.

The entire board of directors is engaged in risk management oversight. At the present time the board has not established a separate standing committee to facilitate its risk oversight responsibilities, but the board will continue to assess whether such a committee would be appropriate. Consistent with New York Stock Exchange listing requirements, the Audit Committee assists the board of directors in its oversight of Provident’s corporate-wide risk management organizational structure and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. The board of directors receives regular reports from management, as well as from the Audit Committee and other standing committees regarding relevant risks and the actions taken by management to adequately address those risks.

Corporate Governance Principles

The board of directors has adopted Corporate Governance Principles, which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Corporate Governance Principles cover the general operating policies and procedures followed by the board of directors including:

•	establishing the size and composition of the board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at 10,000 shares of Provident common stock to be achieved over five years;

•	providing for director orientation and continuing education and an annual performance assessment of the board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-employee directors.

The Corporate Governance Principles provide for the board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Six executive sessions were conducted in 2009. Mr. Collins, who served as Lead Director in 2009, presided over these executive sessions conducted by the non-employee directors, all of whom are independent. Mr. Collins will retire following the Annual Meeting and the board of directors will thereupon appoint a new independent Lead Director.

Director Independence

The New York Stock Exchange rules provide that a Provident director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with Provident. The New York Stock Exchange rules require the board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, the board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with Provident. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

In February 2010, the board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, the board of directors considered all relevant facts and circumstances relating to relationships that each director or his or her immediate family members and their related interests had with Provident.

After its evaluation, the board of directors affirmatively determined that each of Mr. Berry, Ms. Brooks, Mr. Collins, Mr. Connor, Mr. Fekete, Dr. Hernandez, Mr. Hogan, Mr. Jackson, Ms. Laud, Mr. McConnell, Mr. Mulkerin, Mr. O’Donnell and Mr. Shein is an independent director. The board of directors determined that Mr. Pantozzi and Mr. Martin are not independent because each of them has served as a Provident employee in the last three years. The board of directors specifically considered the following business and other relationships in reaching its independence determinations:

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In 2009, The Provident Bank and The Provident Bank Foundation made total contributions of $10,460 to Homeless Solutions, Inc., a not-for-profit organization. Ms. Laud is the Chief Financial Officer of Homeless Solutions, Inc.

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The Provident Bank leases space for a branch banking office from Fords Circle Associates LLC. Mr. Shein owns a 7.5% percent equity interest in Fords Circle Associates LLC. In 2009, The Provident Bank paid rent and related charges of approximately $53,000 for this branch banking office.

Governance/Nominating Committee

The current members of the Governance/Nominating Committee are: Messrs. Connor (Chair), Jackson, McConnell and O’Donnell. Each member of the Governance/Nominating Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Governance/Nominating Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met four times during 2009.

The functions of the Governance/Nominating Committee include, among other things:

•	to evaluate and make recommendations to the board concerning the number of directors, committee assignments and committee membership rotation practices;

•	to establish the qualifications, relevant background, and selection criteria for board members;

•	to make recommendations to the board concerning board nominees;

•	to conduct evaluations of the effectiveness of the operation of the board;

•	to develop corporate governance principles applicable to Provident;

•	to recommend revisions to the code of business conduct and ethics;

•	to make recommendations to the board regarding director orientation and continuing education; and

•	to evaluate the Governance/Nominating Committee’s performance on an annual basis.

The Governance/Nominating Committee identifies nominees for director by first assessing the performance of the current members of the board of directors willing to continue service. Current members of the board with skills and experience that are relevant to Provident’s business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue service, or if the Governance/Nominating Committee or the board decides not to re-nominate a member for re-election, or if the size of the board is increased, the Governance/Nominating Committee will solicit suggestions for director candidates from all board members. In addition, the Governance/Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Candidates must have the highest personal and professional ethics and integrity.

Procedures for the Nomination of Directors by Stockholders

If a determination is made that an additional candidate is needed for the board, the Governance/Nominating Committee will consider candidates properly submitted by Provident’s stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting, a stockholder’s submission must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. A stockholder’s submission must be in writing and include the following information:

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the name and address of the stockholder as they appear on Provident’s books, and the number of shares of Provident common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•

the name, address and contact information for the candidate, and the number of shares of common stock of Provident that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in Provident’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of the Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an annual meeting of Provident’s stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

A stockholder of Provident and any other interested party may communicate with the board of directors, the non-employee directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, New Jersey 07306. A communication from a stockholder should indicate that the author is a stockholder and, if shares of Provident common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

Provident has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of Provident and The Provident Bank, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from the Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, so long as such rate is generally available to participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2009, The Provident Bank had aggregate loans and loan commitments totaling $100,000 in the form of a home equity line of credit to one executive officer. The Provident Bank does not make loans to members of the board of directors or to their immediate family members and their related interests, as such terms are defined in The Provident Bank’s Loan Policy.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Provident. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. Any loans to Provident’s and The Provident Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

Provident’s Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident and The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction would require approval of a majority of the directors who have no interest in the proposed transaction. In addition, directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. Such disclosures, together with information obtained from director annual statement of interest forms, are used to monitor related party transactions and make independence determinations.

Audit Committee Matters

Audit Committee

The members of the Audit Committee during 2009 were: Messrs. Fekete (Chair) and Mulkerin, Ms. Brooks and Ms. Laud. Mr. Hogan was appointed to the Audit Committee to serve commencing in March 2010. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met 12 times during 2009. The Audit Committee reports to the board of directors on its activities and findings. The board of directors believes that Frank L. Fekete qualifies as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter approved by the board of directors. The Audit Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Management has primary responsibility for Provident’s internal control and financial reporting process, and for making an assessment of the effectiveness of Provident’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Provident’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2009;

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discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

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received the written disclosures and the letter from the independent registered public accounting firm mandated by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee has recommended to Provident’s board of directors that the audited consolidated financial statements for the fiscal year ended December 31, 2009 be included in Provident’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2010, subject to the ratification of this appointment by the stockholders of Provident.

The Audit Committee of Provident Financial Services, Inc.

Frank L. Fekete (Chair)

Laura L. Brooks

Katharine Laud

John P. Mulkerin

Compensation Committee Matters

Compensation Committee

The current members of the Compensation Committee are: Messrs. Berry (Chair), Fekete, O’Donnell and Shein. Each member of the Compensation Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for executive management development and succession planning, and for reviewing and evaluating compensation programs and policies, including setting performance measures and goals, approving awards under existing compensation plans and administering long-term equity awards. On at least an annual basis, the Compensation Committee meets to review the performance of, and the compensation payable to the named executive officers, including the Chief Executive Officer. The basic elements of Provident’s executive compensation program include base salary, an annual cash incentive primarily tied to corporate financial targets, a long-term equity award and certain other benefit arrangements, such as retirement benefits. The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met 14 times during 2009, including three conference call meetings for which no meeting fees were paid.

The Compensation Committee has retained the services of Amalfi Consulting as its independent compensation consultant to assist it in evaluating executive compensation programs and in making determinations regarding executive and director compensation. The independent compensation consultant reports directly to the Compensation Committee and periodically meets with the Committee in executive session, without the presence of management. Amalfi Consulting does not perform any services for Provident’s or The Provident Bank’s management or affiliates. In 2009, Amalfi Consulting conducted a market review of executive compensation at the direction of the Compensation Committee to validate the peer group and to provide updated total compensation market data for the named executive officers.

During 2009, the Compensation Committee assisted the board of directors with the implementation of the succession plan for the Chief Executive Officer position in connection with Mr. Pantozzi’s retirement effective September 1, 2009. In that regard, Amalfi Consulting was retained by the Compensation Committee to provide the Committee with peer and market compensation data regarding the Chief Executive Officer position in connection with the appointment of Mr. Martin to that position.

The Compensation Committee determines the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. The Compensation Committee establishes corporate financial performance goals and individual goals for the Chief Executive Officer at the beginning of the year, and members of the Compensation Committee meet with the Chief Executive Officer during the year to review progress against the goals. The Compensation Committee also sets performance goals for, and determines the compensation payable to, the named executive officers. The Chief Executive Officer provides the Compensation Committee with performance assessments and compensation recommendations for each of the named executive officers and other members of executive management. The Compensation Committee considers those recommendations in arriving at its compensation determinations. The independent compensation consultant and other data sources are available to the Compensation Committee for assistance in these determinations.

In addition to evaluating Provident’s overall financial performance in its review of the named executive officers, the Compensation Committee reviews how each executive officer performs his or her business responsibilities and their performance with respect to several key management competencies and behaviors. The named executive officers are held accountable for the performance of the business lines they manage. The key management competencies and behaviors are reviewed in the context of the named executive officer’s effectiveness as a leader and his or her role in building a cohesive executive team. These competencies and behaviors include, but are not limited to, integrity, management skills, cooperation, teamwork, communication skills, leadership and vision. These performance characteristics, along with business accountabilities, form the basis of a performance review discussion with the named executive officer that reinforces the executive’s role in achieving Provident’s business plan and short- and long-term strategies.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees and has determined that Provident’s compensation policies, practices and programs do not pose risks that are reasonably likely to have a material adverse effect on Provident.

Director compensation is established by the board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.” Prior to 2009, the Governance/Nominating Committee was responsible for making recommendations on director compensation.

Compensation Committee Interlocks and Insider Participation

Messrs. Berry, Fekete, O’Donnell and Shein served as members of the Compensation Committee in 2009. None of these directors has ever been an officer or employee of Provident. In addition, none of these directors is an executive officer of another entity where one of Provident’s executive officers serves on the board of directors, or which had any transactions or relationships with Provident in 2009 requiring specific disclosures under Securities and Exchange Commission rules.

Compensation Discussion and Analysis

Executive Compensation Philosophy

The Compensation Committee believes that Provident’s executive compensation program is consistent with promoting sound risk management and long-term value creation for Provident’s stockholders. Provident’s executive compensation program is intended to align the interests of its executive officers and employees with stockholders by rewarding performance against established corporate financial goals, and by rewarding strong executive leadership and superior individual performance. By offering competitive annual cash incentives, long-term equity compensation and competitive benefits, Provident’s goal is to attract, motivate and retain a highly qualified and talented team of executives who will help maximize Provident’s long-term financial performance and earnings growth.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that tend to influence corporate financial results.

The Compensation Committee regularly reviews the components of the executive compensation program with advice from Amalfi Consulting. In 2009, Amalfi Consulting was engaged to review Provident’s executive compensation program, which included a review and recommendation of an appropriate peer group to assess competitive compensation practices, as well as for comparing performance against certain financial targets. Financial targets for 2009 were established based upon an initial peer group of 20 banking institutions. During 2009, two financial institutions in the peer group were removed because they were acquired by other institutions. The resultant peer group of 18 financial institutions used by the Compensation Committee in 2009 included publicly traded thrift and banking institutions with assets of $3 to $14 billion, having an asset mix similar to Provident as follows:

Valley National Bancorp

National Penn Bancshares, Inc.

First Niagara Financial Group, Inc.

F.N.B. Corporation

NewAlliance Bancshares, Inc.

United Bancshares, Inc.

Investors Bancorp, Inc.

Northwest Bancorp, Inc.

Signature Bank

First Commonwealth Financial Corp.

NBT Bancorp Inc.

WesBanco, Inc.

Community Bank System, Inc.

S&T Bancorp, Inc.

Beneficial Mutual Bancorp, Inc.

Dime Community Bancshares, Inc.

Flushing Financial Corporation

Sun Bancorp, Inc.

The Compensation Committee may modify the peer group from time to time based on mergers and acquisitions within the industry or other relevant factors. While Provident’s executive compensation program targets base salary and annual cash incentive compensation at market levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and tenure, and competitive market conditions.

Elements of 2009 Executive Compensation

Provident pays its named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee evaluates Provident’s corporate financial performance and its performance against peers. The Committee also takes into consideration the performance of the individual executive, the competitive market, business challenges and opportunities and the performance assessment presented by management. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (such as performance-vesting stock options, performance-vesting stock awards, and time-vesting restricted stock awards), a competitive benefits package and limited perquisites.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. The Compensation Committee evaluates each named executive officer’s base salary level on an annual basis. In general, competitive base salary information, or market data, is furnished to the Compensation Committee by the independent compensation consultant. Each named executive officer’s base salary level is compared to the competitive market data. The Committee reviews the individual named executive officer’s performance, leadership, operational effectiveness and experience in the industry and market conditions.

In connection with the appointment of Mr. Martin as Chief Executive Officer and following Amalfi Consulting’s review of competitive compensation data for the Chief Executive Officer position, Mr. Martin’s base salary was increased from $440,000 to $500,000 with the understanding that Mr. Martin’s salary would be reviewed again in January 2011. Effective September 30, 2009, Mr. Lyons was appointed Chief Financial Officer. Following a review of competitive compensation data for the Chief Financial Officer position, Mr. Lyons’ base salary was increased from $205,000 to $235,000.

In establishing base salaries for 2010, the Compensation Committee considered Provident’s financial performance, as well as peer group and market-based industry salary data. In consideration of the difficult general economic conditions prevailing in 2009 and to maintain a competitive base salary for each of the other named executive officers, the Compensation Committee determined that base salary increases were appropriate for each of the other named executives to remain competitive with the external market.

Annual Cash Incentive Payment/The 2009 Annual Incentive Plan

Annual cash incentive opportunities are provided to Provident’s named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial targets and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for one or more corporate financial performance measures, as well as attainment of individual goals.

The Compensation Committee recommended, and the board of directors approved, the 2009 Annual Incentive Plan. The 2009 Annual Incentive Plan provided the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals.

The cash incentive payments under the 2009 Annual Incentive Plan were primarily based on 2009 financial performance compared with 2009 targets relating to: (i) earnings per share (weighted 50%); (ii) efficiency ratio (weighted 25%); and (iii) total stockholder return relative to the performance of an identified peer group (weighted 25%) (collectively, the “Corporate Targets”). A portion of the payment of cash incentive compensation payable to each named executive officer was also based on the executive’s performance against his or her 2009 individual goals and objectives, and may be made whether or not the Corporate Targets were met. For the named executive officers, other than Messrs. Blum and Raimonde, 75% of the cash incentive payment was based on Provident’s financial performance against the Corporate Targets and 25% was based on the executive’s performance against his or her individual goals and objectives. As Messrs. Blum (Lending) and Raimonde (Retail Banking) are responsible for business lines that have production goals, 50% of their cash incentive payment was based on Provident’s financial performance against the Corporate Targets and 50% was based on the actual performance of their respective business lines against established goals and objectives.

The Compensation Committee established the following Corporate Targets and relative weightings for the 2009 Annual Incentive Plan:

Performance Metric	Weighting	Threshold (95%)		Target (100%)		Maximum (115%)
Earnings Per Share	50%		$0.80		$0.84		$0.96
Efficiency Ratio	25%		64.34%		63.36%		60.59%
Peer Group Total Stockholder Return (1 yr)	25%	≥	45% of peers	≥	50% of peers	≥	85% of peers

Under the plan, cash incentive payments based on Provident’s actual 2009 financial performance would be made if 2009 financial performance met or exceeded 95% of any one of the Corporate Targets (“Threshold”). Assuming 100% achievement of personal goals and objectives, cash incentive payments would be a minimum of 17% of base salary for the Chief Executive Officer and 10% of base salary for the other named executive officers upon the achievement of at least one metric at the Threshold level, increasing to 100% of base salary for the Chief Executive Officer and 60% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level. Since Mr. Martin was appointed Chief Executive Officer in September 2009, his award under the 2009 Annual Incentive Plan was prorated at the Chief Executive Officer award level for four months and at the level for the other named executive officers for eight months. Since Mr. Lyons was appointed Chief Financial Officer effective September 30, 2009, his cash incentive payment under the 2009 Annual Incentive Plan was prorated at the level of other named executive officers for three months and at the level of senior management for nine months.

For 2009, Provident achieved total stockholder return that exceeded 45% of the peer banking institutions, or Threshold performance for the total stockholder return against peers metric. The earnings per share and efficiency ratio performance metrics were not achieved. Based upon the foregoing, the Committee authorized payouts under the 2009 Annual Incentive Plan to the named executive officers as follows:

Name	Cash Incentive ($)
Christopher Martin	63,021
Thomas M. Lyons	25,888
Donald W. Blum	37,809
John F. Kuntz	26,813
Michael A. Raimonde	38,813
Paul M. Pantozzi(1)	128,906
Linda A. Niro(2)	—

(1)	Mr. Pantozzi, who retired as Chief Executive Officer effective September 1, 2009, was paid a full-year cash incentive payment.
(2)	No cash incentive payment was paid to Ms. Niro who retired as Executive Vice President and Chief Financial Officer effective September 29, 2009.

Long-Term Equity Incentives

In 2008, Provident’s stockholders approved the Provident Financial Services, Inc. 2008 Long-Term Equity Incentive Plan (the “Long-Term Equity Plan”), which provides the opportunity to grant various forms of equity incentives on a time-vesting and performance-vesting basis. The Compensation Committee believes that stock ownership provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus. It is the current policy of the Compensation Committee to make equity grants when the window for trading by officers and directors in Provident common stock is open under Provident’s stock trading policy. Historically equity awards have been granted in January or February of each fiscal year. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under Provident’s stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary, for the Chief Executive Officer and other named executive officers, based upon competitive total compensation data previously provided by Amalfi Consulting.

Participant	Equity Amount as a % of Base Salary
	Threshold	Target	Target+	Maximum
Chief Executive Officer	12.5%	50.0%	75.0%	100.0%
Other Named Executive Officers	10.0%	40.0%	60.0%	80.0%

The Compensation Committee determined that for all named executive officers other than the Chief Executive Officer, 75% of equity grants would be subject to performance-vesting and 25% would be time-vesting over three years. For the Chief Executive Officer, 100% of equity grants would be subject to performance-vesting. Such performance-vesting would be measured at the end of a three-year period based upon metrics approved by the Compensation Committee at the time of the equity grant. Currently the performance metrics include projections of average annual growth in earnings per share over a three-year period and a comparison of total stockholder return to the peer group over a three-year period. These performance metrics are designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value.

In February 2009, the Compensation Committee granted the named executive officers three-year performance-vesting non-qualified stock options and restricted stock with vesting tied to corporate financial performance against the established metrics for the period 2009 to 2011. Performance-vesting equity can be realized at Threshold, Target, Target-Plus or Maximum at levels shown in the table above depending on the level of actual corporate financial performance against the established metrics at the end of the three-year vesting period. If actual corporate financial performance does not meet or exceed Threshold, performance-vesting awards do not vest and are forfeited. In addition, each named executive officer, other than the Chief Executive Officer, was granted three-year time-vesting restricted stock as a retention incentive. The 2009 long-term equity grants were made based on the following matrix:

Participant	Three-Year Performance-Vesting		Three-Year Time-Vesting
	Non-Qualified Stock Options	Restricted Stock	Restricted Stock
Chief Executive Officer	50%	50%	0%
Other Named Executive Officers	25%	50%	25%

Benefits

Provident offers the named executive officers benefits generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan

(“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, certain medical and life insurance benefits are made available to certain employees when they retire. These post-retirement benefits have been eliminated. However, certain employees with ten or more years of service at the time the benefits were eliminated, including Messrs. Pantozzi and Martin and Ms. Niro, still qualify for these post-retirement benefits upon retirement.

Effective January 1, 2004, Provident established The Provident Bank Nonqualified Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”). The Supplemental ESOP provides additional benefits to participants whose benefits under the ESOP are limited by tax law limitations applicable to tax-qualified plans. The Supplemental ESOP requires a contribution by Provident for each participant who also participates in the ESOP equal to the amount, which would have been contributed under the terms of the ESOP, but for the tax law limitations, less the amount actually contributed under the ESOP. This benefit is payable in cash in a lump sum upon the death of a participant, a participant’s separation from service or disability (as those terms are defined in the Supplemental ESOP), or a change in control (as that term is defined in the Supplemental ESOP) of Provident or The Provident Bank. None of the named executive officers, other than Mr. Pantozzi, have participated in the Supplemental ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided: a club membership for Mr. Martin, and the use of a company-owned automobile for Messrs. Martin, Blum and Raimonde. Messrs. Lyons and Kuntz are provided with a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense.

Elements of Post-Termination Benefits

Employment Agreement

Provident entered into an employment agreement with Mr. Martin dated September 23, 2009. The initial term of the employment agreement is 36 months. Commencing on August 31, 2012, and continuing each August 31 thereafter, the agreement renews for an additional year such that the remaining term will be twelve full calendar months. The employment agreement provides that if employment were terminated for reasons other than for cause, or as a result of the executive’s death, retirement or disability, the executive would be entitled to:

•	earned but unpaid base salary through the termination date;

•	an annual bonus to which the executive may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

•	benefits due to the executive as a former employee other than pursuant to the agreement;

•

severance pay or liquidated damages equal to the executive’s base salary and bonuses due for the longer of the remaining term of the agreement or twelve months following termination, with “bonuses due” to be the greater of (i) one-twelfth of the average annual cash bonus paid to the executive with respect to the three completed fiscal years prior to the termination, or (ii) the cash bonus paid to the executive for the last fiscal year prior to the date of termination multiplied by the number of full calendar months in the longer of the remaining term of the agreement or twelve months following termination; and

•	the continuation of life, medical, dental and disability insurance coverage for the longer of the remaining term of the agreement or twelve months following termination.

The executive may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in the executive’s employment conditions. Under the employment agreement, the termination benefits are subject to the executive’s compliance with non-solicitation and non-compete provisions for a period of one year following the executive’s termination, or for six months following a termination occurring after September 1, 2011. The employment agreement does not provide for benefits for a termination following a change in control. Those benefits are provided for in a separate change in control agreement between Provident and Mr. Martin described below.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives (currently ten persons). Benefits are payable under the change in control agreements after a termination of the executive following a change in control of Provident. Provident has entered into a three-year change in control agreement with Mr. Martin and two-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Raimonde.

Following a change in control, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated during the term of such agreement, other than for cause, disability, or retirement; or

•	the executive terminates employment during the term of the agreement for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

For Mr. Martin, the change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to him during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. For the other executive officers, the change in control severance payment is equal to two times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. Payments under the change in control agreements for executive officers, other than Mr. Martin, are reduced to the extent necessary to prevent an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements

The Compensation Committee recommended, and the board of directors adopted, the following minimum equity ownership requirements for top executives to further align their interests with stockholders:

Tier I	Chief Executive Officer	100,000 shares
Tier II	Other Named Executives	10,000 shares

Each of the named executive officers currently meets or exceeds these requirements. New executives are given five years from their date of hire or promotion to achieve the minimum equity ownership levels, and vested and unvested restricted stock awards and shares of Provident common stock held in the ESOP and 401(k) Plan count toward the requirements.

Departure of Executive Officers

Paul M. Pantozzi retired as Chief Executive Officer of Provident and The Provident Bank effective September 1, 2009 in accordance with Provident’s retirement policy after a career of over 45 years. In connection with his retirement, Mr. Pantozzi received the following payments and benefits: (i) a lump sum payment of $225,161 in September 2009 in lieu of base salary due for the remainder of the calendar year; (ii) the transfer to him of ownership of the automobile made available to him as a senior officer of Provident; and (iii) a lump sum payment of $135,789 in lieu of the transfer of certain executive life insurance policies on his life. Mr. Pantozzi also continued to qualify for any cash incentive payment payable under the 2009 Annual Incentive Plan.

On September 22, 2009, The Provident Bank entered into a consulting services agreement with Mr. Pantozzi for a term that commenced January 1, 2010 through February 10, 2013. The consulting agreement provides for the payment of a monthly fee of $20,000 through December 31, 2012. In addition, Mr. Pantozzi will be eligible for the annual medical examination benefit available to the other named executives.

Linda A. Niro retired as Executive Vice President and Chief Financial Officer effective September 29, 2009 after a career of over 30 years with Provident and The Provident Bank. In exchange for releases of all possible claims against Provident and The Provident Bank and Ms. Niro’s agreement to be available on a consultative basis following her retirement, Ms. Niro received a lump sum payment of $686,695, subject to applicable withholding taxes and heath care coverage, dental insurance, vision benefits and life insurance for a period of 24 months following her retirement.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.

The Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

In 2009, compensation paid to Mr. Pantozzi exceeded the deduction limit, primarily due to the payment of the equity component of his 2008 annual incentive compensation in February 2009, and payment to him of certain non-qualified benefits upon his retirement. In addition, Ms. Niro exceeded the deduction limit, primarily due to separation payments made to her upon her retirement. The Compensation Committee does not believe the provisions of Section 162(m) will materially affect the results of operations of Provident.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of Provident Financial Services, Inc.

Thomas W. Berry, Chair

Frank L. Fekete

Edward O’Donnell

Jeffries Shein

Executive Compensation

The following table sets forth for the years ended December 31, 2009, 2008 and 2007, information as to the total compensation paid to Mr. Martin, who serves as Chief Executive Officer, Mr. Lyons, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Provident or The Provident Bank, other than Mr. Martin and Mr. Lyons. In addition, information as to total compensation paid to Mr. Pantozzi, who served as Chief Executive Officer, and Ms. Niro, who served as Chief Financial Officer during a portion of 2009 is provided in the following table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Christopher Martin	2009	474,308	119,995	40,000	63,021	15,090	56,495	768,909
President and Chief Executive Officer	2008	400,000	89,232	89,308	134,000	13,535	49,911	775,986
	2007	399,039	40,504	41,143	63,000	7,942	46,884	598,512

Thomas M. Lyons	2009	219,639	39,395	—	25,888	2,000	31,030	317,952
Senior Vice President and Chief Financial Officer	2008	196,670	32,989	10,997	32,998	1,000	29,898	304,552
	2007	188,892	14,421	4,866	14,900	—	28,273	251,352

Donald W. Blum	2009	282,356	78,000	26,002	37,809	1,098	44,628	469,893
Executive Vice President and Chief Lending Officer	2008	259,577	43,472	43,524	89,050	1,036	47,365	484,024
	2007	249,616	18,935	19,276	57,188	922	47,497	393,434

John F. Kuntz	2009	269,500	75,005	25,001	26,813	1,205	31,733	429,257
Executive Vice President, General Counsel and Corporate Secretary	2008	249,196	41,808	41,856	83,750	1,138	30,630	448,378
	2007	230,577	17,431	17,822	71,383	1,495	40,344	379,052

Michael A. Raimonde	2009	238,347	65,998	21,999	38,813	—	19,305	384,462
Senior Vice President and Director of Retail Banking	2008	219,577	36,816	36,799	74,250	—	11,308	378,750
	2007	141,346	15,926	16,179	46,463	—	7,630	227,544

Paul M. Pantozzi	2009	750,000	175,001	175,001	128,906	—	320,858	1,549,766
Chairman and former Chief Executive Officer	2008	700,000	—	—	390,833	—	179,378	1,270,211
	2007	698,271	—	—	183,750	—	149,107	1,031,128

Linda A. Niro	2009	198,039	69,004	23,000	—	23,095	715,838	1,028,976
Former Executive Vice President and Chief Financial Officer	2008	229,323	—	—	77,050	21,787	36,205	364,365
	2007	213,750	—	—	33,705	12,939	34,656	295,050

(1)	The amounts shown represent base salary earned during each fiscal year covered. There were 27 pay dates in 2009 and 26 pay dates in both 2008 and 2007. Mr. Raimonde’s employment with Provident commenced in April 2007 and his base salary for 2007 reflects a partial year. Mr. Pantozzi retired as Chief Executive Officer effective September 1, 2009 and the amount shown for 2009 includes a lump sum payment of $225,161 in lieu of base salary for the balance of 2009. Ms. Niro retired effective September 29, 2009.

(2)	The amounts shown reflect the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The 2009 amounts include the grant date fair value of three-year performance-vesting stock awards at Target performance achievement. The amounts shown for 2009 using the grant date fair value of those 2009 three-year performance-vesting stock awards at Maximum performance achievement would be $159,994, $59,093, $104,000, $100,006, $88,005, $350,002, and $91,998 for Messrs. Martin, Lyons, Blum, Kuntz, Raimonde and Pantozzi and Ms. Niro, respectively. The amounts shown for 2008 and 2007 reflect time-vesting stock awards only.
(3)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The 2009 amounts include the grant date fair value of three-year performance-vesting stock options at Target performance achievement. The amounts shown for 2009 using the grant date fair value of those 2009 three-year performance-vesting stock options at Maximum performance achievement would be $80,000, $52,003, $50,002, $43,998, $350,001, and $45,999 for Messrs. Martin, Blum, Kuntz, Raimonde and Pantozzi and Ms. Niro, respectively. Mr. Lyons was not granted performance-vesting stock options in 2009. The amounts shown for 2008 and 2007 reflect time-vesting stock options only.
(4)	The amounts shown reflect the value of the cash component of each respective annual incentive plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans, and in the case of Mr. Pantozzi, supplemental plans maintained by The Provident Bank, determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements. For Mr. Pantozzi, there was a decrease in the actuarial present values because he reached age 60 in a prior period, the assumed retirement age for these calculations. No named executive officer received preferential or above-market earnings on deferred compensation, except for Mr. Martin who earned $90, $535 and $942 in 2009, 2008, and 2007, respectively on deferred directors’ fees in the First Savings Bank Directors’ Deferred Fee Plan.
(6)	The amounts in this column represent the total of all perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards, employee benefits (employer cost of medical, dental, vision, life and disability insurance), employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP, and Supplemental ESOP), and earnings on any balance in other nonqualified supplemental plans. Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

ALL OTHER COMPENSATION

Name	Year	Perquisites and Other Personal Benefits ($)	Dividends on Unvested Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement and 401(k) Plans ($)	Other Payments / Accruals ($)		Total ($)
Christopher Martin	2009	18,071	8,338	14,330	15,756	—		56,495
	2008	11,944	3,733	12,944	21,290	—		49,911
	2007	11,834	2,759	12,172	20,119	—		46,884
Thomas M. Lyons	2009	1,800	2,392	13,391	13,447	—		31,030
	2008	—	739	11,495	17,664	—		29,898
	2007	—	278	10,494	17,501	—		28,273
Donald W. Blum	2009	5,860	8,487	13,617	16,664	—		44,628
	2008	4,345	8,542	11,816	22,662	—		47,365
	2007	4,187	10,654	11,569	21,087	—		47,497
John F. Kuntz	2009	7,200	7,821	2,443	14,269	—		31,733
	2008	—	7,938	2,331	20,361	—		30,630
	2007	—	10,121	11,457	18,766	—		40,344
Michael A. Raimonde	2009	4,887	4,013	1,433	8,972	—		19,305
	2008	4,775	1,868	1,371	3,294	—		11,308
	2007	4,261	—	1,309	2,060	—		7,630
Paul M. Pantozzi	2009	128,612	3,344	10,904	42,209	135,789	(7)	320,858
	2008	56,978	22,132	13,161	87,107	—		179,378
	2007	37,102	44,028	12,478	55,499	—		149,107
Linda A. Niro	2009	5,670	1,423	5,949	16,101	686,695	(8)	715,838
	2008	5,110	4,114	5,303	21,678	—		36,205
	2007	2,860	7,826	4,948	19,022	—		34,656

(7)	The amount reported in this column reflects a payment made to Mr. Pantozzi at the time of his retirement in lieu of the transfer of an executive life insurance policy on his life.
(8)	The amount reported in this column reflects the payment made to Ms. Niro following her retirement in exchange for a release of all possible claims against Provident.

PERQUISITES

Name	Year	Personal Use of Company Car/ Car Allowance ($) (9)	Value of Company Owned Automobile ($) (10)	Transit Reimbursement Plan and Service Awards ($)(11)	Fitness Trainer ($)	Club Dues ($)	Executive Health Exam ($)	Total Perquisites and Other Personal Benefits ($)
Christopher Martin	2009	11,950	—	1,250	—	4,871	—	18,071
	2008	6,243	—	—	—	3,201	2,500	11,944
	2007	7,366	—	—	—	4,468	—	11,834
Thomas M. Lyons	2009	1,800	—	—	—	—	—	1,800
	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
Donald W. Blum	2009	5,860	—	—	—	—	—	5,860
	2008	4,345	—	—	—	—	—	4,345
	2007	4,187	—	—	—	—	—	4,187
John F. Kuntz	2009	7,200	—	—	—	—	—	7,200
	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
Michael A. Raimonde	2009	4,887	—	—	—	—	—	4,887
	2008	4,775	—	—	—	—	—	4,775
	2007	4,261	—	—	—	—	—	4,261
Paul M. Pantozzi	2009	23,705	73,657	—	—	31,250	—	128,612
	2008	31,438	—	4,410	—	18,180	2,950	56,978
	2007	12,160	—	—	3,720	18,722	2,500	37,102
Linda A. Niro	2009	5,400	—	270	—	—	—	5,670
	2008	—	—	2,160	—	—	2,950	5,110
	2007	—	—	360	—	—	2,500	2,860

(9)	For Messrs. Martin, Blum, Raimonde and Pantozzi, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount reflects a monthly car allowance.
(10)	The value attributed to a company-owned automobile, ownership of which was transferred to Mr. Pantozzi in connection with his retirement as Chief Executive Officer.
(11)

A service award of $1,250 for 25 years of service was made to Mr. Martin in 2009. A service award of $4,050 for 45 years of service, and a service award of $1,800 for 30 years of service, was made to Mr. Pantozzi and Ms. Niro, respectively in 2008.

Plan-Based Awards

The following table sets forth certain information as to grants of plan-based awards during 2009 made to the named executive officers. The awards shown below that were granted on January 27, 2009 represent the cash incentive payments that could be earned based on performance under the 2009 Annual Incentive Plan. The awards granted on February 3, 2009 are long-term equity incentive awards that vest over a three-year period and which are primarily performance-vesting awards.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Christopher Martin	1/27/2009	63,021	250,000	500,000
	2/3/2009				1,923	(2)	7,692	(2)	15,385	(2)				10.40	79,997
	2/3/2009				1,859	(3)	7,435	(3)	14,870	(3)				10.40	40,000
	2/3/2009										3,846	(4)	—	10.40	39,998
Thomas M. Lyons	1/27/2009	25,888	70,500	141,000	1,066	(2)	2,841	(2)	5,683	(2)				10.40	29,546
	2/3/2009										947	(4)	—	10.40	9,848
Donald W. Blum	1/27/2009	45,984	81,750	163,500
	2/3/2009				1,250	(2)	5,000	(2)	10,000	(2)				10.40	52,000
	2/3/2009				1,208	(3)	4,833	(3)	9,665	(3)				10.40	26,002
	2/3/2009										2,500	(4)	—	10.40	26,000
John F. Kuntz	1/27/2009	26,813	78,000	156,000
	2/3/2009				1,202	(2)	4,808	(2)	9,615	(2)				10.40	50,003
	2/3/2009				1,162	(3)	4,647	(3)	9,294	(3)				10.40	25,001
	2/3/2009										2,404	(4)	—	10.40	25,000
Michael A. Raimonde	1/27/2009	38,813	69,000	138,000
	2/3/2009				1,058	(2)	4,231	(2)	8,462	(2)				10.40	44,002
	2/3/2009				1,022	(3)	4,089	(3)	8,178	(3)				10.40	21,999
	2/3/2009										2,115	(4)	—	10.40	21,996
Paul M. Pantozzi	1/27/2009	128,906	375,000	750,000
	2/3/2009				4,207	(2)	16,827	(2)	33,654	(2)				10.40	175,000
	2/3/2009				8,132	(3)	32,528	(3)	65,056	(3)	—		—	10.40	175,001
Linda A. Niro	1/27/2009	—	—	—
	2/3/2009				1,106	(2)	4,423	(2)	8,846	(2)				10.40	45,999
	2/3/2009				1,069	(3)	4,275	(3)	8,550	(3)				10.40	23,000
	2/3/2009										2,212	(4)	—	10.40	23,005

(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The annual cash incentive paid to Messrs. Martin and Lyons was prorated at different participant levels due to a change in officer title for each of them in 2009. The range of estimated possible payouts reflects the full potential of the annual incentive plan and is not prorated.
(2)	Represents the number of restricted stock awards that may vest if performance metrics are achieved over the three-year period 2009-2011 at Target level.
(3)	Represents the number of stock options that may vest if performance metrics are achieved over the three-year period 2009-2011 at Target level.
(4)	Represents the number of three-year time-vesting restricted stock awards made.
(5)	The fair value of stock awards is based on the closing price on the date of grant of $10.40. A Black-Scholes value of $5.38 was used to determine the fair value of stock options.

Outstanding Equity Awards at Year End

The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Christopher Martin	24,000	16,000		18.48	3/23/2016	18,951	201,828	7,692	81,920
	10,906	16,361		17.94	1/29/2017
	2,604	10,416		12.54	1/29/2018
	—	16,600		10.40	2/3/2019
			7,435	10.40	2/3/2019
Thomas M. Lyons	8,000	2,000		18.03	7/21/2015	5,437	57,904	2,841	30,257
	6,000	4,000		18.55	2/21/2016
	4,409	6,615		17.94	1/29/2017
	308	1,232		12.54	1/29/2018
	—	2,044		10.40	2/3/2019
Donald W. Blum	80,000	—		18.57	7/17/2013	17,040	181,476	5,000	53,250
	6,000	4,000		18.48	3/23/2016
	6,000	4,000		18.87	9/21/2016
	4,395	6,593		17.94	1/29/2017
	1,220	4,880		12.54	1/29/2018
	—	8,090		10.40	2/3/2019
			4,833	10.40	2/3/2019
John F. Kuntz	80,000	—		18.57	7/17/2013	15,450	164,543	4,808	51,205
	6,000	4,000		18.48	3/23/2016
	6,000	4,000		18.87	9/21/2016
	4,279	6,419		17.94	1/29/2017
	1,128	4,512		12.54	1/29/2018
	—	7,780		10.40	2/3/2019
			4,647	10.40	2/3/2019
Michael A. Raimonde	6,000	9,000		17.45	5/7/2017	8,771	93,411	4,231	45,060
	1,024	4,096		12.54	1/29/2018
	—	6,840		10.40	2/3/2019
			4,089	10.40	2/3/2019
Paul M. Pantozzi	1,120,000	—		18.57	7/17/2013	6,000	63,900	16,827	179,208
	16,000	24,000		17.94	1/29/2017
			32,528	10.40	2/3/2019
Linda A. Niro	53,075	—		18.57	9/29/2010	—	—	—	—
	500	—		17.94	9/29/2010

(1)	Amounts shown represent the number of stock options that may vest if performance metrics are achieved over the three-year period 2009-2011 at Target level.
(2)	Stock options generally expire 10 years after the grant date. Ms. Niro’s stock options will expire one year following her retirement on September 29, 2010.
(3)	The amounts shown are based on the fair market value of Provident common stock on December 31, 2009 of $10.65.
(4)	Amounts shown represent the number of stock awards that may vest if performance metrics are achieved over the three-year period 2009-2011 at Target level.

Option Exercises And Stock Vested

None of the named executive officers exercised stock options during the fiscal year ended December 31, 2009. The following table sets forth information with respect to restricted stock awards that vested in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Christopher Martin	—	—	1,960	22,266
Thomas M. Lyons	—	—	362	4,112
Donald W. Blum	—	—	4,853	54,953
John F. Kuntz	—	—	4,816	53,282
Michael A. Raimonde	—	—	954	10,074
Paul M. Pantozzi	—	—	5,200	52,768
Linda A. Niro	—	—	1,400	14,131

(1)	The value realized on vesting represents the market value on the day the stock vested.

Pension Benefits

The Provident Bank maintains a noncontributory defined benefit pension plan covering full-time employees who had attained age 21 with at least one year of service as of April 1, 2003. The pension plan was frozen as of April 1, 2003. As of April 1, 2003, employees are not entitled to accrue additional benefits. Employees hired after the freeze date are not eligible to enter the plan.

Pension plan participants generally become entitled to retirement benefits upon the later of attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Participants who have completed at least five years of vested service generally become 100% vested in their accrued retirement benefits. Vested retirement benefits generally will be paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. Any participant who terminated employment prior to January 1, 2002, will receive an early pension benefit equal to the actuarial equivalent of the annual amount of the normal pension that would otherwise have been payable to the participant had he or she not elected to receive an early pension. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans and any related nonqualified supplemental plan (the “SERP”) determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Christopher Martin	The First Sentinel Pension Plan	25	250,000	—
Thomas M. Lyons	The First Sentinel Pension Plan	10	23,000	—
Donald W. Blum	The Provident Bank Pension Plan	8	19,393	—
John F. Kuntz	The Provident Bank Pension Plan	8	21,295	—
Michael A. Raimonde	None applicable	—	—	—
Paul M. Pantozzi	The Provident Bank Pension Plan	46	1,123,251	36,289	(2)
	Provident SERP		1,680,801	41,470	(2)
Linda A. Niro	The Provident Bank Pension Plan	31	407,998	—

(1)	The calculation of the present value of the accumulated benefits are reported for The Provident Bank Pension, First Sentinel Pension and SERP Plans during the fiscal year ending December 31, 2009. These plans assume an RP-2000 Mortality Table for periods following December 31, 2007 for post- retirement and no pre-retirement mortality and interest rates of 6% at December 31, 2009, 2008 and 2007. It is also assumed that the benefit would be deferred to the first age each participant could collect unreduced benefits
(2)	For Mr. Pantozzi, his benefit commencement date was September 1, 2009.

Nonqualified Deferred Compensation

The following table sets forth information with respect to nonqualified defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2009 for the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED

DECEMBER 31, 2009

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($) (3)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Christopher Martin	—	—	—	—	—
Thomas M. Lyons	—	—	—	—	—
Donald W. Blum	—	—	—	—	—
John F. Kuntz	—	—	—	—	—
Michael A. Raimonde	—	—	—	—	—
Paul M. Pantozzi	—	25,480	(99,509)	315,205	161,447
Linda A. Niro	—	—	—	—	—

(1)	The amount shown represents the value of the 2008 nonqualified Supplemental ESOP contribution made in 2009 and is based on the fair market value of Provident common stock on December 31, 2009 of $10.65.
(2)

The aggregate earnings for the nonqualified Supplemental Executive Savings Plan reflect the change in accumulated benefits from December 31, 2008 to December 31, 2009. The Supplemental Executive Savings Plan was frozen on December 31, 2003. The plan continued to hold assets for distribution to the participants. There was a decrease in the value of the assets held for distribution to Mr. Pantozzi. December 31, 2008 to November 20, 2009, the date of distribution.
(3)	The amount shown reflects the amount of the final distribution to Mr. Pantozzi under the Supplemental Executive Savings Plan on November 20, 2009.following his retirement.
(4)	The aggregate balance reported is the value under the Supplemental ESOP based on the market value of Provident common stock on December 31, 2009 of $10.65.

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin and two-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Raimonde. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers of Provident at December 31, 2009 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements (prior to a change in control). The amount of compensation and benefits payable to each named executive officer upon an involuntary not-for-cause termination, termination following a change of control and in the event of disability (with respect to the employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value per share of Provident common stock on December 31, 2009 or $10.65 per share. Using that fair market value, only certain unvested stock options had value at December 31, 2009. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF

DECEMBER 31, 2009

Christopher Martin	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Disability ($) (1)
Salary	1,500,000	1,500,000	375,000
Incentive/Bonus	260,022	189,063	0

Total Cash Payments	1,760,022	1,689,063	375,000

Medical	49,353	49,353	16,451
Dental	4,596	4,596	1,532
Life Insurance	4,698	4,698	1,566
LTD	2,511	2,511	837
Vision	504	504	168

Total Benefits	61,662	61,662	20,554

Total Cash & Benefits	1,821,684	1,750,725	395,554
Value Unvested Options	—	6,009	6,009
Value Unvested Awards	—	283,748	283,748

TOTAL	1,821,684	2,040,482	685,311

(1)	Payment represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payment will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment by another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

Thomas M. Lyons	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	470,000
Incentive/Bonus	—	51,776

Total Cash Payments	—	521,776

Medical	—	32,902
Dental	—	2,207
Life Insurance	—	1,472
LTD	—	1,458
Vision	—	528

Total Benefits	—	38,567

Total Cash & Benefits	—	560,343
Value Unvested Options	—	511
Value Unvested Awards	—	88,161

TOTAL		649,015

Donald W. Blum	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	520,000
Incentive/Bonus	—	178,100

Total Cash Payments	—	698,100

Medical	—	32,902
Dental	—	3,065
Life Insurance	—	1,707
LTD	—	1,674
Vision	—	335

Total Benefits	—	39,683

Total Cash & Benefits	—	737,783
Value Unvested Options	—	3,231
Value Unvested Awards	—	234,726

TOTAL		975,740

John F. Kuntz	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	500,000
Incentive/Bonus	—	167,500

Total Cash Payments	—	667,500

Medical	—	—
Dental	—	3,065
Life Insurance	—	1,629
LTD	—	1,612
Vision	—	528

Total Benefits	—	6,834

Total Cash & Benefits	—	674,334
Value Unvested Options	—	3,107
Value Unvested Awards	—	215,748

TOTAL		893,189

Michael A. Raimonde	Before Change in Control	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)
Salary	—	440,000
Incentive/Bonus	—	148,500

Total Cash Payments	—	588,500

Medical	—	—
Dental	—	—
Life Insurance	—	1,441
LTD	—	1,426
Vision	—	—
Total Benefits	—	2,867

Total Cash & Benefits	—	591,367
Value Unvested Options	—	2,732
Value Unvested Awards	—	138,471

TOTAL		732,570

Director Compensation

Elements of Director Compensation

Director Fees

Non-employee directors are paid meeting fees for attending board and committee meetings as follows:

•	$1,250 for each board meeting attended;

•	$1,000 for each Compensation Committee and Governance/Nominating Committee meeting attended; and

•	$1,000 for each Credit Risk Committee and Directors’ Wealth Management and Trust Committee meeting of the board of directors of The Provident Bank attended.

The Chair of the Audit Committee is paid an annual retainer of $27,500 and the members of the Audit Committee are paid an annual retainer of $15,000 in lieu of being paid meeting fees.

The Chairs of the other board committees are paid meeting fees as follows:

•

$2,000 meeting fee for the Chairs of the Compensation and Governance/Nominating Committees and the Chair of The Provident Bank’s Directors’ Wealth Management and Trust Committee for each committee meeting they attend in such capacity.

In addition to the meeting fees paid for attendance, an annual retainer of $30,000 is paid to each non-employee director on The Provident Bank board. In 2009, an annual grant of 4,808 shares of time-vesting restricted stock was made to each non-employee director as a component of the annual director compensation. The Lead Director is paid an annual retainer of $10,000.

The board of directors establishes non-employee director compensation based on recommendations of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation. The Compensation Committee recommended the following changes to the compensation payable to non-employee directors in 2010 that are already disclosed above:

•	Increased the annual retainer paid from $27,000 to $30,000;

•	Increased the meeting fee for the Chair of The Provident Bank Directors’ Wealth Management and Trust Committee from $1,500 to $2,000; and

•

Authorized an annual grant of 6,000 shares of time-vesting restricted stock subject to a 60% holding requirement until death or retirement from the board as part of the annual director compensation (pro-rated for the service of the director in 2010).

Director Benefits

The Provident Bank makes available to each non-employee director an annual medical examination under an arrangement with a designated service provider. A non-employee director may also enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the non-employee director bears the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Provident Bank maintains a Retirement Plan for the Board of Directors of The Provident Bank, for the benefit of directors having ten or more years of service as of December 31, 2006 (currently five directors). It is a nonqualified plan that provides cash payments for up to ten years to eligible retired board members based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the age of 72 with at least ten years of service on the board is 40 quarterly payments of $1,250. The Bank may suspend payments under this plan if it does not meet Federal Deposit Insurance Corporation or

New Jersey Department of Banking and Insurance minimum capital requirements. The Provident Bank may terminate this plan at any time although such termination may not reduce or eliminate any benefit previously accrued to a board member without his or her consent. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Non-employee directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with the acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2009 certain information as to total remuneration paid to directors other than Messrs. Pantozzi and Martin, who were not paid director fees. Compensation paid to Messrs. Pantozzi and Martin is included in “Executive Compensation-Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas W. Berry	66,000	50,003	—	—	2,116	118,119
Laura L. Brooks	68,000	50,003	—	—	2,116	120,119
John G. Collins(4)	73,000	50,003	—	—	2,294	125,297
Geoffrey M. Connor	50,000	50,003	—	714	2,294	103,011
Frank L. Fekete	80,500	50,003	—	55	2,294	132,852
Carlos Hernandez	42,000	50,003	—	167	2,294	94,464
William T. Jackson	46,000	50,003	—	2,004	2,294	100,301
Katharine Laud	65,500	50,003	—	—	2,116	117,619
Arthur McConnell	52,000	50,003	—	6,560	2,294	110,857
John P. Mulkerin(4)	61,250	50,003	—	—	2,116	113,369
Edward O’Donnell	57,000	50,003	—	—	2,294	109,297
Jeffries Shein	68,000	50,003	—	12,313	2,116	132,432

(1)	The amounts shown reflect the aggregate grant date fair value of the one-year time-vesting restricted stock award of 4,808 shares made to each non- management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. These restricted stock awards were made on February 3, 2009 and were not vested as of December 31, 2009.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. The amount shown for Mr. Shein reflects earnings on deferred director fees.
(3)	This amount reflects dividend payments on unvested restricted stock awards.
(4)	Messrs. Collins and Mulkerin will retire from the board of directors following the Annual Meeting.

The aggregate total stock option grants to non-executive directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value(1) ($)	Outstanding Unexercised Stock Options as of December 31, 2009 (#)
Thomas W. Berry	2/22/06	2/22/16	7,000	18.55	31,500
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
John G. Collins	7/17/03	7/17/13	100,000	18.57	372,000
	6/23/04	6/23/14	60,000	17.43	259,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Geoffrey M. Connor	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Frank L. Fekete	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Carlos Hernandez	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
William T. Jackson	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Katharine Laud	1/29/08	1/29/18	8,000	12.54	25,280	8,000
Arthur McConnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
John P. Mulkerin	2/22/06	2/22/16	7,000	18.55	31,500
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000
Edward O’Donnell	7/17/03	7/17/13	160,000	18.57	595,200
	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	167,000
Jeffries Shein	2/22/06	2/22/16	7,000	18.55	31,500
	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	22,000

(1)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718.

PROPOSAL II—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Provident’s independent registered public accounting firm for the year ended December 31, 2009 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Provident and The Provident Bank for the year ending December 31, 2010, subject to the ratification by Provident’s stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by Provident’s Bylaws or otherwise. However, the board of directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of Provident’s annual financial statements, review of the financial statements included in Provident’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $773,500 and $709,500 during the fiscal years ended December 31, 2009 and 2008, respectively.

Audit Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, were $115,000 and $100,000 during the fiscal years ended December 31, 2009 and 2008, respectively. These services included audits of Provident’s employee benefit plans, as well as professional services rendered in connection with a shelf registration statement on Form S-3 filed with the SEC in 2009.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2009 and 2008. The Audit Committee has a policy that the independent registered public accounting firm shall not perform the preparation and filing of Provident’s corporate tax returns, tax compliance and other tax-related services.

All Other Fees. The aggregate fees billed to Provident for other permissible services rendered by KPMG LLP were $0 during the each of the fiscal years ended December 31, 2009 and 2008.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as the independent registered public accounting firm of Provident.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident’s executive office, 830 Bergen Avenue, Jersey City, New Jersey 07306, no later than November 11, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

The Bylaws of Provident provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s annual meeting, or by no later than November 11, 2010 for next year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

As of the date of this Proxy Statement, the board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matter shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF PROVIDENT’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 830 BERGEN AVENUE, JERSEY CITY, NEW JERSEY 07306. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF THE AUDIT, COMPENSATION AND GOVERNANCE/NOMINATING COMMITTEES OF PROVIDENT’S BOARD OF DIRECTORS, PROVIDENT’S CORPORATE GOVERNANCE PRINCIPLES, PROVIDENT’S CODE OF BUSINESS CONDUCT AND ETHICS AND PROVIDENT’S INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 830 BERGEN AVENUE, JERSEY CITY, NEW JERSEY 07306.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN YOUR PROXY CARD.

REVOCABLE PROXY

PROVIDENT FINANCIAL SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2010

THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.

SOLICITS THIS PROXY.

The undersigned hereby appoints Laura L. Brooks, Geoffrey M. Connor, Carlos Hernandez, William T. Jackson, Katharine Laud, Christopher Martin, Arthur McConnell, Edward O’Donnell, and Jeffries Shein, or any of them, each with full power of substitution, to attend and to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the “Company”) that the undersigned is entitled to vote, only at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Sheraton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 22, 2010 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy,

then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2010

Annual Meeting of Stockholders and Proxy Statement, by voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

È                    FOLD AND DETACH HERE                    È

PROVIDENT FINANCIAL SERVICES, INC. — ANNUAL MEETING, APRIL 22, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5429

You can vote in one of three ways:

1.	Call toll free 1-866-776-5647 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/pfs and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

5429

z								{
	☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PROVIDENT FINANCIAL SERVICES, INC.				Annual Meeting of Shareholders APRIL 22, 2010

		For	Withhold All	For All Except		For	Against	Abstain
1.	The election as directors of all nominees listed below (except as marked to the contrary below), each for a three-year term:	☐	☐	☐	2. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐
	(01) Thomas W. Berry (02) Frank L. Fekete (03) Thomas B. Hogan Jr.				THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The person signing this proxy acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting and Proxy Statement.

					Mark here if you plan to attend the meeting			☐

					Mark here for address change and note change			☐

Please be sure to date and sign		Date
this proxy card in the box below.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. An authorized officer should sign corporate or partnership proxies.

Sign above

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

é    FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL     é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 22, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 22, 2010:	anytime prior to 3 a.m., April 22, 2010 go to
1-866-776-5647	https://www.proxyvotenow.com/pfs

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/5429

Your vote is important!